SoundHound AI Reports Record Third Quarter Revenue, Up 89%, Exceeding $25 Million; Raises Outlook
SoundHound scales as a leader in conversational AI with more than 200 enterprise brands leveraging its AI agents across a growing number of verticals
SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice artificial intelligence, today reported its financial results for the third quarter 2024.
“This is SoundHound’s largest quarter on record as the company takes its first steps into important new verticals. Our increased scale, combined with incredible market enthusiasm for conversational AI, is allowing us to execute on the company’s vision,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound AI. “We believe that voice is the ‘killer app’ for applied generative AI. Thanks to our best-in-class technology, mastery of complex vertical integrations, and proprietary AI software, SoundHound is ideally positioned to capitalize on this huge and growing opportunity.”
Third Quarter Financial Highlights
•Reported revenue was $25.1 million, an increase of 89% year-over-year
•Significantly improved customer concentration, where only 12% of revenue is attributed to the company’s largest customer, compared to 72% in the prior year, reflecting a broader mix of customers
•Significantly increased industry diversification with well-balanced contributions across automotive, restaurants, financial services, healthcare and insurance sectors, each contributing 5%-25% of revenue, compared to over 90% automotive only in the prior year
•GAAP gross margin was 49%; non-GAAP gross margin was 60%
•GAAP earnings per share was a loss of ($0.06); non-GAAP earnings per share was a loss of ($0.04)
•GAAP net loss was $(21.8) million; non-GAAP net loss was $(15.0) million
•Adjusted EBITDA was $(15.9) million
•Completed acquisition of Amelia, an enterprise conversational AI leader, to significantly expand to new verticals such as finance, insurance, and healthcare
“This quarter we transformed the company and continued to diversify our customer base, adding more products and expanding into new verticals," said Nitesh Sharan, CFO of SoundHound AI. "We are broadening our target markets and are confident about the medium to long-term opportunity in front of us. This greater potential is reflected in the increased revenue outlook we are providing.”

Business Highlights
AI Agents & Customer Service
•Expanding into major financial, healthcare, insurance, retail, telecom, hospitality and travel institutions globally.
•Customers include premier global brands such as AeroMexico, American Heritage Credit Union, Aveanna Healthcare, BNP Paribas, Hoffman Financial Group, Nordic Bank, Resorts World Las Vegas, and Sterling National Bank, among hundreds of others.
•Signed with seven of the top 20 QSR brands globally, and several are already live with the company’s phone and drive-thru AI solutions.
•Recently signed another top 10 global QSR brand in pizza while expanding with two existing well known pizza chains and several other growing brands such as Chipotle and Casey’s General Stores.
•Rapid expansion with Smart Answering, with dozens of multi-location brands already live as the low-touch subscription product continues to move up market.
•Showcasing AI restaurant solutions at NRF 2025 in January.
Automotive & Smart Devices
•SoundHound Chat AI now live in Lancia vehicles in Europe, in addition to Stellantis brands: DS Automobiles, Peugeot, Vauxhall, Opel, Citröen, and Alfa Romeo.
•New win with new electric vehicle manufacturer in the Middle East.
•Now working with four electric vehicle manufacturers and already live in two.
•New commercial deal to provide AI voice assistants for VE Commercial trucks in India – a joint venture between the Volvo Group and Eicher Motors
•Expansion in India with Kia, adding Hindi language capabilities to several models now followed by 10 additional regional languages.
•Multi-year deal with DayinTec, one of the world's leading Tier 1 and OEM car manufacturers, and were chosen to integrate our technology in major automotive manufacturers in China.
•Working with Connex2X, an innovative aftermarket connected vehicle company, to bring leading voice AI technology Into Connex2X’s vehicle products.
•Continued relationship with VIZIO and Telly to expand into millions of TVs, with strong usage growth year over year.
•Prominent presence planned for CES 2025, showcasing several automotive technologies and AI solutions, some for the very first time.
•Leveraging our work with NVIDIA to bring voice generative AI to the edge without cloud connectivity, which will be showcased as a live demo at CES 2025.
Partnerships and awards
•Channel and broader technology partnerships with premier companies like Deloitte, Epic, EXL, Fujitsu, General Dynamics Information Technology, Jack Henry, Kyndryl, NICE, Oracle Cerner and ServiceNow, among others.
•Deepening relationships with hardware and platform partners like HME, Olo, Oracle Micros, Samsung, Sapient, Square, Toast, among others.

•Won “Overall Connected Solution of the Year” at the AutoTech Breakthrough Awards for SoundHound Chat AI.
•SoundHound Chat AI also Shortlisted for Reuters 2024 Automotive D.R.I.V.E Honours for Innovation.
•SoundHound is currently a finalist for the 2025 Automotive News PACE Awards.
•SoundHound’s Amelia won the XCelent Advanced Technology 2024 Award for retail banking solutions and achieved “Luminary” status from research and advisory firm Celent.
•SoundHound’s Employee Assist technology is a Finalist for the Best Use of AI in the Automation & Self-Service Awards 2024.
Third Quarter 2024 Financial Measures1

Three Months Ended (thousands, unless otherwise noted)	September 30, 2024	September 30, 2023	Change
Revenues	$25,094	$13,268	89%
GAAP gross profit	$12,193	$9,678	26%
GAAP gross margin	48.6%	72.9%	(24.3)	pp
Non-GAAP gross profit	$14,983	$9,776	53%
Non-GAAP gross margin	59.7%	73.7%	(14.0)	pp
GAAP operating loss	$(33,767)	$(14,530)	132%
Non-GAAP adjusted EBITDA	$(15,869)	$(7,308)	117%
GAAP net loss	$(21,751)	$(20,197)	8%
Non-GAAP net loss	$(14,958)	$(13,622)	10%
GAAP net loss per share	$(0.06)	$(0.09)	$0.03
Non-GAAP net loss per share	$(0.04)	$(0.06)	$0.02
1)Please see tables below for a reconciliation from GAAP to non-GAAP.
Liquidity and Cash Flows
The company’s total cash and cash equivalents was $136 million at September 30, 2024.
Condensed Cash Flow Statement

Nine Months Ended (thousands)	September 30, 2024	September 30, 2023
Cash flows:
Net cash used in operating activities	$(75,755)	$(54,395)
Net cash used in investing activities	(12,292)	(334)
Net cash provided by financing activities	115,445	155,175

Effects of exchange rate changes on cash	(16)	—
Net change in cash and cash equivalents	$27,382	$100,446
Business Outlook
SoundHound is updating its revenue outlook for 2024 and 2025. SoundHound expects its full year 2024 revenue to be in a range of $82 - $85 million and its full year 2025 revenue outlook to be in a range of $155 - $175 million.
Additional Information
For more information please see the company’s SEC filings which can be obtained on the company’s website at investors.soundhound.com. The financial statements will be posted on the website, and will be included when the company files its 8-K. The financial data presented in this press release should be considered preliminary until the company files its 10-Q.
Conference Call and Webcast
Keyvan Mohajer, Co-Founder and CEO, and Nitesh Sharan, CFO will host a live audio conference call and webcast today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time. A live webcast and replay will also be accessible at investors.soundhound.com.
About SoundHound AI
SoundHound (Nasdaq: SOUN), a global leader in conversational intelligence, offers voice and conversational AI solutions that let businesses offer incredible experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators and service providers across retail, financial services, healthcare, automotive, smart devices, and restaurants via groundbreaking AI-driven products like Smart Answering, Smart Ordering, Dynamic Drive Thru, and Amelia AI Agents. Along with SoundHound Chat AI, a powerful voice assistant with integrated Generative AI, SoundHound powers millions of products and services, and processes billions of interactions each year for world class businesses. www.soundhound.com
Forward Looking Statements and Other Disclosures
This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning our expected financial performance, our ability to implement our business strategy and anticipated business and operations, and guidance for financial results for 2024 and 2025.

Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risks and uncertainties impacting SoundHound’s business including, our ability to successfully launch and commercialize new products and services and derive significant revenue, our market opportunity and our ability to acquire new customers and retain existing customers, unexpected costs, charges or expenses resulting from our 2024 acquisitions, the ability of our 2024 acquisitions to be accretive on the company's financial results, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Measures of Financial Performance
To supplement the company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, non-GAAP net loss and non-GAAP earnings per share.
The company believes that providing this non-GAAP information in addition to the GAAP financial information allows investors to view the financial results in the way the company views its operating results. The company also believes that providing this information allows investors to not only better understand the company's financial performance, but also, better evaluate the information used by management to evaluate and measure such performance.
As such, the company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides the reader with useful supplemental information that allows for greater transparency in the review of the company’s financial and operational performance.
The company defines its non-GAAP measures by excluding certain items:
The company arrives at non-GAAP gross profit and non-GAAP gross margin by excluding (i) amortization of intangibles (including acquired intangible assets) and (ii) stock-based compensation.
The company arrives at adjusted EBITDA by excluding (i) total interest and other income/(expense), net, (ii) income taxes (benefits), (iii) depreciation and amortization expense (including acquired intangible assets), (iv) stock-based compensation, (v) change in fair value of contingent consideration for business acquisition, and (vi) acquisition-related costs.
The company arrives at non-GAAP net loss and non-GAAP net loss per share by excluding (i) depreciation and amortization expense (including acquired intangible assets), (ii) stock-based compensation, (iii) change in fair value of contingent consideration for business acquisition, (iv) acquisition-related costs, and (v) income tax effects related to acquisitions.

Reconciliations of GAAP to these adjusted non-GAAP financial measures are included in the tables below. When analyzing the company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.
To the extent that the company presents any forward-looking non-GAAP financial measures, the company does not present a quantitative reconciliation of such measures to the most directly comparable GAAP financial measure (or otherwise present such forward-looking GAAP measures) because it is impractical to do so.
Third Quarter Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Margin

Three Months Ended (thousands)	September 30, 2024	September 30, 2023
GAAP gross profit[1]	$12,193	$9,678
Adjustments:
Amortization of Intangibles	2,691	—
Stock-based compensation	99	98
Non-GAAP gross profit	$14,983	$9,776
GAAP gross margin	48.6%	72.9%
Non-GAAP gross margin	59.7%	73.7%
1)GAAP gross profit is calculated by subtracting the cost of revenues from revenues.
Third Quarter Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

Three Months Ended (thousands)	September 30, 2024	September 30, 2023
GAAP net loss	$(21,751)	$(20,197)
Adjustments:
Total other expense, net[1]	(1,525)	4,106
Income taxes/(benefits)	(10,491)	1,561
Depreciation and amortization	5,365	530
Stock-based compensation	9,060	6,692
Change in fair value of contingent acquisition liabilities	(1,356)	—
Acquisition-related expenses	4,829	—
Non-GAAP adjusted EBITDA	$(15,869)	$(7,308)
1)Includes other income (expense), net of $2.6 and $1.3 million for the three months ended September 30, 2024 and 2023, respectively.
Third Quarter Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

Three Months Ended (thousands)	September 30, 2024	September 30, 2023
GAAP net loss attributable to SoundHound common shareholders	$(21,751)	$(20,844)
Adjustments:
Depreciation and amortization	5,365	530
Stock-based compensation	9,060	6,692
Change in fair value of contingent acquisition liabilities	(1,356)	—
Acquisition-related expenses	4,829	—
Income tax effects related to acquisitions	(11,105)	—
Non-GAAP net loss	$(14,958)	$(13,622)
GAAP net loss per share[1]	(0.06)	(0.09)
Adjustments	0.02	0.03
Non-GAAP net loss per share[1]	(0.04)	(0.06)
1)Weighted average common shares outstanding (basic and diluted) for the three months ended September 30, 2024 and 2023 were 360,385,812 and 242,022,268, respectively.
Investors:
Scott Smith
408-724-1498
IR@SoundHound.com
Media:
Fiona McEvoy
415-610-6590
PR@SoundHound.com